UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 530 Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 711-2009

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐ Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

 Item 1.01 Entry into a Material Deﬁnitive Agreement.

On June 25, 2019, Singlepoint Inc. (the “Company”) entered into a Purchase Agreement for the sale of Hemp Flower with Elite Foundation Inc. and Easy Street Services Company, whereby Elite Foundation Inc. agreed to purchase agricultural biomass and/or industrial hemp flower of up to 285,000 pounds of consumable hemp flower over a 15 month period. The sales are subject to approval by Elite Foundation Inc. of the hemp flower. The first sale under the arrangement, 860 pounds, occurred on June 25, 2019. The amount and timing of future sales, if any, will be mutually agreed to amongst the parties.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed as Exhibits:

Exhibit	Description

10.1

Purchase Agreement between Singlepoint Inc., Elite Foundation Inc. and Easy Street Services Company dated June 18, 2019. (**Portions of this Agreement have been redacted as would likely cause competitive harm**).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: June 27, 2019	By:	/s/ William Ralston
William Ralston
President

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